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                                                                       EXHIBIT 5

                [LETTERHEAD OF ALSTON & BIRD LLP APPEARS HERE]


                                 March 27, 1997


Gorges/Quik-to-Fix Foods, Inc.
9441 LBJ Freeway
Suite 214
Dallas, Texas  75243

        Re:          Registration Statement on Form S-1 (No. 333-20155)

Ladies and Gentlemen:

  We have acted as counsel to Gorges/Quik-to-Fix Foods, Inc., a Delaware corporation (the "Company"), in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Act"), $100,000,000 principal amount of the Company's 11 1/2% Senior Subordinated Notes Due 2006, Series B (the "Exchange Notes") to be issued under an Indenture dated as of November 25, 1996 (the "Indenture") between the Company and IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"). The Company intends, following the effectiveness of the Registration Statement, to offer to exchange the Exchange Notes for the Company's 11 1/2% Senior Subordinated Notes Due 2006 (the "Senior Notes").

  We have examined the Certificate of Incorporation of the Company, as amended, the Bylaws of the Company, records of proceedings of the Board of Directors, or committees thereof, and the shareholders of the Company deemed by us to be relevant to this opinion letter, the Indenture and the Registration Statement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate records of the Company, such other agreements and instruments, such certificates of public officials, officers of the Company, officers of the Trustee and other persons, and such other documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity and completeness of all documents submitted to us as


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Gorges/Quik-to-Fix Foods, Inc.
March 27, 1997
Page 2

originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such copies, and we have assumed all certificates of public officials to have been properly given and to be accurate.

  Insofar as the opinions set forth herein involve the laws of the State of New York, we have relied on the opinion of Cleary, Gottlieb, Steen & Hamilton.

  The opinion set forth in paragraph (1) below is based in part on a Certificate of the Trustee certifying that the Indenture has been duly authorized, executed and delivered by the Trustee.

  As to factual matters relevant to this opinion letter, we have relied upon the representations and warranties as to factual matters contained in various documents, agreements, certificates and statements of officers of the Company, the Trustee and certain public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

  Based upon the foregoing, and subject to the limitations set forth herein, we are of the opinion that:

  (1) Assuming due qualification thereof under the Trust Indenture Act of 1939, as amended, the Indenture is enforceable against the Company in accordance with its terms, except to the extent that (a) enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, (b) the remedy of specific performance and other forms of equitable relief may be subject to certain defenses and to the discretion of the court before which proceedings may be brought (regardless of whether enforceability is considered in a proceeding in equity or at law).

  (2) Upon due execution of the Exchange Notes by the Company, due authentication thereof by the Trustee in accordance with the Indenture and issuance and delivery thereof in exchange for validly tendered Senior Notes, the Exchange Notes will be validly issued and will constitute legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that (a) enforceability may be limited by applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally, and (b) the remedy of specific performance and other forms of equitable relief may be subject to certain defenses and to the discretion of the court before which proceedings may be brought (regardless of whether enforceability is considered in a proceeding in equity or at law).

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Gorges/Quik-to-Fix Foods, Inc.
March 27, 1997
Page 3

  Members of this firm are licensed to practice law in the State of Georgia and before the federal courts having jurisdiction in the State of Georgia, and we express no opinion with regard to any law other than the laws of the State of Georgia and the General Corporation Law of the State of Delaware.

  We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

  This opinion letter is being furnished by us to the Company and the Commission solely for the benefit of the Company and the Commission in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person, or by the Company or the Commission for any other purpose, without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated. This opinion letter is rendered as of the date hereof, and we have no obligation to update this opinion letter.

                                     Sincerely,

                                     ALSTON & BIRD



                                     By:  /s/ Sidney J. Nurkin
                                          --------------------
                                          Partner